INDEPENDENT AUDITORS' CONSENT

Alexander & Baldwin, Inc.:

We consent to the incorporation by reference in Registration Statements No. 2-72008, 2-84179, 33-31922, 33-31923 and 33-54825 of Alexander & Baldwin, Inc.
and its subsidiaries on Form S-8 of our reports dated January 23, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of Alexander & Baldwin, Inc. and its subsidiaries for the year ended
December 31, 1996.

/s/ Deloitte & Touche LLP

March 27, 1997